Exhibit 99.1

NORTHSTAR ASSET MANAGEMENT GROUP

ANNOUNCES FOURTH QUARTER 2015 RESULTS

Fourth Quarter 2015 Highlights

•                  Cash available for distribution (“CAD”) of $0.27 per share.

•                  Fourth quarter 2015 cash dividend of $0.10 per common share.

•                  Repurchased approximately $100 million of NSAM common stock.

•                  Acquired approximately $50 million of NRF common stock.

•                  In January 2016, acquired an approximately 84% interest in The Townsend Group (“Townsend”) for $383 million, a leading global provider of investment management and advisory services focused on real assets.

•                  Raised $1.4 billion of capital in the retail companies in 2015, including approximately $450 million in the fourth quarter. Raised $71 million of capital year-to-date 2016.  In early 2016, NorthStar/RXR New York Metro Real Estate, Inc. began raising capital and NorthStar Corporate Income Fund was recently declared effective by the SEC.

•                  Total assets of managed companies as of December 31, 2015 of approximately $37.0 billion, including investments under contract, acquired or sold by our managed companies subsequent to the fourth quarter 2015 and including Townsend.

NEW YORK, NY, February 26, 2016 - NorthStar Asset Management Group Inc. (NYSE: NSAM) today announced its results for the fourth quarter ended December 31, 2015.

Fourth Quarter 2015 Results

NSAM reported CAD for the fourth quarter 2015 of $52.3 million, or $0.27 per share. Net income to common stockholders for the fourth quarter 2015 was $18.8 million, or $0.10 per diluted share.

For more information and a reconciliation of CAD to net income (loss) to common stockholders, please refer to the tables on the following pages.

David T. Hamamoto, Executive Chairman, commented, “NSAM completed 2015 with another quarter of strong operating performance and profitability, and in January we further diversified our business with the addition of Townsend.  We enter 2016 with solid fundamentals in our business and are well-positioned, particularly in volatile markets, as an asset-manager with effectively only continuous capital inflows and no outflows.  In addition, we anticipate being able to drive further operating efficiencies and higher margins as we look towards 2016.”

Al Tylis, Chief Executive Officer, commented, “Despite fundamental strength in our core businesses, we believe our current share price undervalues the Company.  As a result, NSAM announced that it is exploring strategic alternatives and has engaged Goldman Sachs as its financial advisor.  Our Board and management are committed to maximizing shareholder value and we are currently in the midst of this formal process.”

NSAM Managed Companies Results

NorthStar Realty (NYSE: NRF)

•                  Base management fee of $47.4 million earned during the fourth quarter 2015.

•                  Acquired approximately $50 million of NRF common stock during the fourth quarter 2015.

NorthStar Realty Europe (NYSE: NRE)

•                  Base management fee of $2.3 million earned during the fourth quarter 2015.

Annual Base Management Fee Calculation:

$ in millions	NRF	NRE
Annual Base Management Fee as of December 31, 2015	$185.6	$14.0
February 23, 2016 Annual Base Management Fee	185.6	14.0

Remaining exchangeable note conversion shares	0.3	—
Pro forma Annual Base Management Fee	$185.9	$14.0

Retail Companies

•                  Total aggregate asset management and other fees of $27.6 million earned during the fourth quarter 2015.

•                  Cash available for investment of $662 million as of December 31, 2015.

•                  Total capital raised of approximately $450 million during the fourth quarter 2015 and approximately $1.4 billion during 2015, an approximately 20% year-over-year increase.

•                  NorthStar Healthcare Income, Inc. successfully completed its follow-on public offering on January 19, 2016, raising $1.8 billion of capital since inception.

•                  NorthStar/RXR New York Metro Real Estate, Inc. (“NorthStar/RXR New York Metro”), a non-traded REIT focused on commercial real estate in the New York metro area and co-sponsored by NSAM and RXR Realty LLC, began raising capital in early 2016.

•                  Griffin-American Healthcare REIT III, Inc. (“GAHR III”), a healthcare focused non-traded REIT co-sponsored by American Healthcare Investors, LLC (“AHI”), of which NSAM owns a 43% interest, has completed its offering and raised $1.9 billion of total capital.

•                  During the fourth quarter 2015, GAHR III acquired $908.7 million of investments and since inception, GAHR III has acquired approximately $2.1 billion of investments, based on aggregate purchase price as of February 1, 2016.

•                  In February 2016, Griffin-American Healthcare REIT IV, Inc. (“GAHR IV”), announced that its registration statement pertaining to its initial public offering of approximately $3.15 billion in common stock was declared effective by the Securities and Exchange Commission (“SEC”).  GAHR IV is a healthcare focused non-traded REIT co-sponsored by AHI, of which NSAM owns a 43% interest.  This information does not constitute an offer of any securities for sale.

Retail Company Summary Financial Information:

(amounts in millions)	NorthStar Income	NorthStar Healthcare	NorthStar Income II	Total

Capital Raising Status	Completed July 2013	Completed January 2016	Active
Primary Strategy	CRE Debt	Healthcare Equity and Debt	CRE Debt
Offering Size	$1.2 billion(1)	$2.1 billion(1)	$1.65 billion(1)	$4.95 billion

Capital Raised

Q4 2015	$11.0	$348.5	$89.3	$448.8
Full year 2015	43.8	824.3	553.3	1,421.4
Year-to-date through 2-23-16	7.5	6.4	56.7	70.6
Inception-to-date through 2-23-16	1,247.7	1,807.2	918.2	3,973.1

Investments(2)

During Q4 2015	$16.1	$337.3	$243.2	$596.6
As of 12-31-15	1,789.0	2,835.0	1,410.5	6,034.5
Cash as of 12-31-15	127.9	354.2	179.9	662.0

Fees earned during the fourth quarter

Asset management fees	$5.7	$6.5	$4.1	$16.3
Acquisition fees	—	7.6	2.2	9.8
Disposition fees	1.5	—	—	1.5
Total fees	$7.2	$14.1	$6.3	$27.6

(1) Represents dollar amounts of shares registered to offer pursuant to each company’s public offering, distribution reinvestment plan, and follow-on public offering

(2) Based on cost for real estate equity investments, which includes net purchase price allocation related to intangibles, deferred costs and other assets, if any, committed principal amount for real estate debt and securities and carrying value plus deferred acquisition prices for limited partnership interests in private equity funds

NorthStar Securities, Broker Dealer

•                  Second largest capital raiser in the non-traded REIT market in 2015.

•                  Net selling commissions of $3.2 million earned during the fourth quarter 2015.

New Products

•                  NSAM and Och-Ziff Capital Management Group, LLC are co-sponsoring a $3.2 billion closed-end fund, NorthStar Corporate Income Fund, which was declared effective by the SEC in February 2016 and will target corporate debt investments across a variety of industries globally. This information does not constitute an offer of any securities for sale.

•                  NSAM is sponsoring a $3.2 billion closed-end fund, NorthStar Real Estate Capital Income Fund, which in February 2016 filed with the SEC an amended registration statement on Form N-2 and will focus mainly on commercial real estate debt investments.  This information does not constitute an offer of any securities for sale.

•                  NSAM and Och-Ziff Capital Management Group, LLC are co-sponsoring a $1.0 billion non-traded business development company, NorthStar Corporate Investment Income, Inc., which confidentially submitted with the SEC an amended registration statement on Form N-2. This information does not constitute an offer of any securities for sale.

Townsend Acquisition

On January 29, 2016, NSAM acquired an approximately 84% interest in The Townsend Group for approximately $383 million. Founded in 1983, Townsend is the manager or advisor to approximately $184 billion of real assets, designing customized strategies and building distinctive portfolios for its world-class institutional investor base. Townsend’s management team will continue to direct day-to-day operations and own a significant portion of the business.

Liquidity, Financing and Capital Markets Highlights

As of February 23, 2016, NSAM’s unrestricted cash was approximately $96 million.

In connection with the acquisition of Townsend, NSAM obtained a $500 million, seven-year senior secured term loan (“Term Loan B”) with a cost of LIBOR + 3.88% (including a LIBOR floor of 0.75%). In addition, NSAM obtained corporate issuer and issue credit ratings from Standard & Poor’s Rating Services (“S&P”) and Moody’s Investors Service (“Moody’s”) of BBB- and Ba2, respectively.

Stockholders’ Equity

As of December 31, 2015, NSAM had 188.8 million total common shares, LTIP units and certain RSUs not subject to market based performance hurdles, outstanding.

During the fourth quarter 2015, NSAM repurchased approximately $100 million of its common stock.

Earnings Conference Call

NSAM will host a conference call to discuss fourth quarter 2015 financial results on February 26, 2016, at 10:00 a.m. Eastern time.  Hosting the call will be David T. Hamamoto, Executive Chairman; Albert Tylis, Chief Executive Officer; Daniel R. Gilbert, Chief Investment and Operating Officer; and Debra A. Hess, Chief Financial Officer.

The call will be webcast live over the Internet from NSAM’s website, www.nsamgroup.com, and will be archived on the Company’s website.  The call can also be accessed live over the phone by dialing 888-811-5445, or for international callers, by dialing 913-312-0636, and using passcode 4779979.

A replay of the call will be available two hours after the call through March 3, 2016 by dialing 888-203-1112 or, for international callers, 719-457-0820, using pass code 4779979.

About NorthStar Asset Management Group

NorthStar Asset Management Group Inc. (NYSE: NSAM) is a global asset management firm focused on strategically managing real estate and other investment platforms in the United States and internationally. For more information about NorthStar Asset Management Group Inc., please visit www.nsamgroup.com.

NorthStar Asset Management Group Inc.

Consolidated Statements of Operations

($ in thousands, except per share and dividend data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31, (1)
	2015	2014	2015	2014

Revenues
Asset management and other fees, related parties(2)	$77,257	$69,438	$307,988	$147,738
Selling commissions and dealer manager fees, related parties	39,543	49,553	126,907	110,563
Other income	75	68	926	841
Total revenues	116,875	119,059	435,821	259,142

Expenses
Commission expense	36,379	47,039	117,390	104,428
Transaction costs	8,798	—	9,665	24,476
Interest expense	778	—	778	—
Other expense	414	1,012	3,520	1,495
General and administrative expenses
Salaries and related expense	19,651	15,211	68,349	37,205
Equity-based compensation expense	14,290	21,364	57,468	51,650
Other general and administrative expenses	10,462	6,925	33,386	17,717
Total general and administrative expenses	44,403	43,500	159,203	106,572
Total expenses	90,772	91,551	290,556	236,971
Unrealized gain (loss) on investments and other	(3,852)	(100)	(4,274)	(410)
Income (loss) before equity in earnings (losses) of unconsolidated ventures and income tax benefit (expense)	22,251	27,408	140,991	21,761
Equity in earnings (losses) of unconsolidated ventures	2,461	(965)	1,625	(1,039)
Income (loss) before income tax benefit (expense)	24,712	26,443	142,616	20,722
Income tax benefit (expense)	(5,701)	4,465	(21,869)	(1,622)
Net income (loss)	19,011	30,908	120,747	19,100
Net (income) loss attributable to non-controlling interests	(182)	—	(953)	—
Net income (loss) attributable to NorthStar Asset Management Group Inc. common stockholders	$18,829	$30,908	$119,794	$19,100

Earnings (loss) per share:
Basic	$0.10	$0.16	$0.61	$0.10
Diluted	$0.10	$0.16	$0.60	$0.10

Weighted average number of shares:
Basic	186,278,456	187,961,968	188,705,876	187,852,524
Diluted	190,433,497	190,790,846	193,119,145	190,441,189

(1)         The consolidated financial statements for the year ended December 31, 2015 represent the Company’s results of operations following the NSAM Spin-off on June 30, 2014. The year ended December 31, 2014 includes: (i) the Company’s results of operations for the six months ended December 31, 2014, which represents the activity following the NSAM Spin-off; and (ii) the Company’s results of operations for the six months ended June 30, 2014, which represents a carve-out of its historical financial information including revenues and expenses attributable to the Company, related to NorthStar Realty’s historical asset management business. As a result, the year ended December 31, 2015 may not be comparable to the prior periods presented.

(2)         The Company began earning fees on July 1, 2014, in connection with the management agreement with NorthStar Realty and began earnings fees on November 1, 2015, in connection with the management agreement with NorthStar Realty Europe.

NorthStar Asset Management Group Inc.

Consolidated Balance Sheets

($ in thousands)

Unaudited

	December 31,
	2015	2014

Assets
Cash	$84,707	$109,199
Restricted cash	36,780	3,190
Receivables, related parties	93,809	77,626
Securities, available for sale	46,215	—
Investments in unconsolidated ventures	88,069	54,480
Other assets	25,241	19,374
Total assets	$374,821	$263,869

Liabilities
Accounts payable and accrued expenses	$90,160	$49,116
Credit facilitiy	100,000	—
Commission payable	6,988	12,164
Other liabilities	930	841
Total liabilities	198,078	62,121

Commitments and contingencies
Equity
Performance common stock, $0.01 par value, 500,000,000 shares authorized, 4,213,156 and 3,738,314 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	42	37
Preferred stock, $0.01 par value, 100,000,000 shares authorized, no shares issued and outstanding as of December 31, 2015 and December 31, 2014	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 185,685,124 and 192,947,856 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	1,857	1,930
Additional paid-in capital	208,318	276,874
Retained earnings (accumulated deficit)	(35,152)	(77,093)

Total NorthStar Asset Management Group Inc. stockholders’ equity	175,065	201,748
Non-controlling interests	1,678	—
Total equity	176,743	201,748
Total liabilities and equity	$374,821	$263,869

Non-GAAP Financial Measure

Included in this press release is Cash Available for Distribution, or CAD, a certain “non-GAAP financial measure”, which measures NSAM’s historical or future financial performance that is different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of the applicable Securities and Exchange Commission, or SEC, rules.  NSAM believes this metric can be a useful measure of its performance which is further defined below.

Cash Available for Distribution (CAD)

We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability. In addition, the incentive fees to which we are entitled pursuant to our management agreements with each of our NorthStar Listed Companies are determined using such NorthStar Listed Company’s CAD as a performance metric. We believe that CAD is useful because it adjusts net income (loss) for a variety of non-cash, one time and certain non-recurring items.

We calculate CAD by subtracting from or adding to net income (loss) attributable to common stockholders, non-controlling interests attributable to the Operating Partnership and the following items: equity-based compensation, depreciation related items, amortization of deferred financing costs, foreign currency gains (losses), straight-line rent, adjustments for joint ventures, deferred tax (benefit) expense related to timing differences that are not expected to reverse in the current year, unrealized (gain) loss from fair value adjustments and transaction and other costs. In future periods, such adjustments may include impairment on goodwill and other intangible assets and other one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items.  These items, if applicable, include any adjustments for unconsolidated ventures. Management also believes that quarterly distributions are principally based on operating performance and our board of directors includes CAD as one of several metrics it reviews to determine quarterly distributions to stockholders.

CAD should not be considered as an alternative to net income (loss) attributable to common stockholders, determined in accordance with U.S. GAAP, as an indicator of operating performance.  In addition, our methodology for calculating CAD involves subjective judgment and discretion, and may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

The following table presents a reconciliation of CAD to net income (loss) attributable to common stockholders for the three months ended December 31, 2015 (dollars in thousands):

Reconciliation of Cash Available for Distribution

(Amount in thousands except per share data)

Three Months Ended
December 31, 2015

Net income (loss) attributable to common stockholders	$18,829
Non-controlling interest attributable to the Operating Partnership	182

Adjustments:
Equity-based compensation (1)	14,290
Deferred tax (benefit) expense	1,850
Adjustment related to joint ventures (2)	4,232
Unrealized (gain) loss from fair value adjustments (3)	3,852
Other (4)	9,079

CAD	$52,314

CAD per share (5)	$0.27

(1)         The three months ended December 31, 2015 includes equity-based compensation expense related to grants of NorthStar Realty stock issued in years prior to July 1, 2014 that were split in connection with the NSAM Spin-off of $3.0 million, one-time grants of our stock issued in connection with the NSAM Spin-off of $7.7 million, annual grants of our stock to certain employees of $3.5 million and $0.1 million granted to non-employees.

(2)         The three months ended December 31, 2015 includes $0.2 million of equity-based compensation expense and $4.0 million of depreciation and amortization expense related to unconsolidated ventures.

(3)         Primarily represents the non-cash change in fair value for our investment in NorthStar Realty’s common stock.

(4)         The three months ended December 31, 2015 includes $0.9 million of depreciation and amortization expense, $(0.2) million of straight-line rental expense and $8.4 million of one-time expenses and transaction costs which includes a buyout and satisfaction of all participating interests related to NorthStar Income for $8.1 million.

(5)         CAD per share does not take into account any potential dilution from certain restricted stock units and performance stock subject to market based performance metrics not currently achieved.

Public Company Management Contracts:

Upon completion of the NSAM Spin-off and NRE Spin-off, respectively, NSAM entered into a management agreement with NRF and NRE for an initial term of 20 years, which automatically renews for additional 20-year terms each anniversary thereafter.  The following presents a summary of the fee arrangements and amounts earned from NRF and NRE.

NorthStar Realty Management Contract Details:

Pro forma Annual Base Management Fee                    $185.9 million

Plus: After February 23, 2016:

(a)         1.5% per annum of the sum of:

•                  cumulative net proceeds of all future common equity and preferred equity issued by NorthStar Realty, including any shares issued as part of a forward sale agreement;

•                  equity issued by NorthStar Realty in exchange or conversion of exchangeable notes based on the stock price at the date of issuance;

•                  any other issuances by NorthStar Realty of common equity, preferred equity or other forms of equity, including but not limited to LTIP units (excluding equity-based compensation, but including issuances related to an acquisition, investment, joint venture or partnership); and

•                  cumulative CAD of NorthStar Realty in excess of cumulative distributions paid on common stock, LTIP units or other equity awards beginning the first full calendar quarter after completion of the spin-off.

(b)         the portion of distributable cash flow from NorthStar Realty’s equity interest related to the asset management business of RXR Realty LLC in excess of the $10 million minimum annual base amount.

(c)          the portion of distributable cash flow from NorthStar Realty’s equity interest in Aerium Group in excess of the $10 million minimum annual base amount.

Plus Incentive Fee:

NSAM is entitled to an incentive fee, calculated and payable quarterly in arrears in cash, equal to:

•                  the product of (a) 15% and (b) CAD of NorthStar Realty before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, of any amount in excess of $0.68 per share and up to $0.78 per share; plus

•                  the product of (a) 25% and (b) CAD of NorthStar Realty before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, of any amount in excess of $0.78 per share;

•                  multiplied by the weighted average shares outstanding of NorthStar Realty for the calendar quarter.

In addition, NSAM will earn incentive fees from certain NorthStar Realty’s healthcare investments in connection with the long-term partnership, or the Healthcare Strategic Partnership, with James F. Flaherty III, the former Chairman and Chief Executive Officer of HCP, Inc., that was announced in January 2014.

NorthStar Realty Europe Management Contract Details:

Pro forma Annual Base Management Fee                 $14.0 million

Plus: After February 23, 2016:

1.5% per annum of the sum of:

•                  cumulative net proceeds of all future common equity and preferred equity issued by NRE, including any shares issued as part of a forward sale agreement;

•                  equity issued by NRE in exchange or conversion of exchangeable or stock-settlable notes based on the stock price at the date of issuance;

•                  any other issuances by NRE of common equity, preferred equity or other forms of equity, including but not limited to LTIP units (excluding equity-based compensation, but including issuances related to an acquisition, investment, joint venture or partnership); and

•                  cumulative CAD of NRE in excess of cumulative distributions paid on common stock, LTIP units or other equity awards beginning the first full calendar quarter after completion of the spin-off.

Plus Incentive Fee:

NSAM is entitled to an incentive fee, calculated and payable quarterly in arrears in cash, equal to:

•                  the product of (a) 15% and (b) CAD of NRE before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, of any amount in excess of $0.30 per share and up to $0.36 per share; plus

•                  the product of (a) 25% and (b) CAD of NRE before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, of any amount in excess of $0.36 per share;

•                  multiplied by the weighted average shares outstanding of NRE for the calendar quarter.

Retail Companies Management Contract Details (1) (2):

Registrant Effective
	NorthStar Income	NorthStar Healthcare	NorthStar Income II	NorthStar/RXR NY Metro Real Estate(4)	NorthStar Corporate Income Fund(5)

Asset Management and Other Fees:
Asset management fees	1.25% of gross assets	1.00% of gross assets	1.25% of gross assets	1.25% of gross assets	2.0% of average gross assets
Acquisition fees	1.00% of investments	2.25% for real estate properties (1.00% of other investments)	1.00% of investments	2.25% for real estate properties (1.00% of other investments)	N/A
Disposition fees	1.00% of sales price	2.00% for real estate properties (1.00% of sales price for debt investments)	1.00% of sales price	2.00% for real estate properties (1.00% of sales price for debt investments)	N/A
Incentive fee	15% of net cash flows after an 8% return	15% of net cash flows after a 6.75% return(3)	15% of net cash flows after a 7% return	15% of net cash flows after a 6% return	20% of net cash flows after a 7% return(6)
Expense Reimbursement:
Operating costs	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.25% asset management fee)	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.00% asset management fee)	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.25% asset management fee)	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.25% asset management fee)	Allocable administrative expenses as permitted under the Investment Company Act of 1940

(1)         NorthStar Real Estate Capital Income Fund filed an amended registration statement on Form N-2 with the SEC in February 2016, seeking to raise up to $3.2 billion in a public offering of common stock for a CRE mortgage credit fund. The public offering period is expected to commence upon its registration statement being declared effective by the SEC. This information does not constitute an offer of any securities for sale.

(2)         NorthStar Corporate Investment, Inc. confidentially submitted an amended registration statement on Form N-2 to the SEC in June 2015, seeking to raise up to $1.0 billion in a public offering of common stock and intends to operate as a public, non-traded business development company that will be co-sponsored by NSAM and Och-Ziff Capital Management Group, LLC. The public offering period is expected to commence upon its registration statement being declared effective by the SEC. This information does not constitute an offer of any securities for sale.

(3)         The Healthcare Strategic Partnership will be entitled to the incentive fees earned from managing NorthStar Healthcare, of which the Company will earn its proportionate interest.

(4)         Any asset management and other fees incurred by NorthStar/RXR New York Metro will be shared equally between NSAM and RXR Realty, as co-sponsors.

(5)         Any asset management and other fees incurred by NorthStar Corporate Income will be shared equally between NSAM and Och-Ziff Capital Management, as co-sponsors.

(6)         Incentive fee calculated based on 100% of the net investment income before such incentive fee when such hurdle rate exceeds 7% but less than 8.75% plus 20% when such amount is equal to or in excess 8.75%.

Safe Harbor Statement

This press release contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward looking statements are generally identifiable by use of forward looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. Forward looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward looking information. Such statements include, but are not limited to, adverse economic conditions and the impact of the commercial real estate industry on our managed companies; the ability to scale our platform; the strength of our operating performance, profitability and business fundamentals; the diversification of our business, including our managed companies; our ability to manage assets outside of the commercial real estate industry; the performance of NorthStar Realty Finance Corp. (NorthStar Realty) and NorthStar Realty Europe Corp. (NRE); the ability of our sponsored retail companies to raise capital, in the maximum offering amount or at all; the ability of retail companies sponsored by AHI to raise and deploy capital; the organic growth prospects in our retail business; the timing and/or acceleration of and ability to raise capital through new proposed offerings, including NorthStar Real Estate Capital Income Fund, follow-on offerings or new sponsored companies with RXR Realty, Och-Ziff Capital, or at all; our ability to deploy capital of our sponsored retail companies, as well as our ability to earn any additional base management fees or incentive fees through management of NorthStar Realty, NRE, new and existing sponsored retail companies or otherwise; our use of leverage; our ability to comply with any limitations, restrictions or covenants in our financing agreements; the strength and value of Townsend’s brand and franchise; our ability to be well-positioned, particularly in volatile markets, as an asset-manager with effectively only continuous capital inflows and no outflows; our ability to drive further operating efficiencies and higher margins in 2016 or at all; the value of our share price and whether it undervalues the Company; whether our exploration of strategic alternatives will result in a transaction and whether we will achieve any anticipated benefits from it, including our ability to maximize shareholder value; Townsend’s ability to design customized strategies and build distinctive portfolios; Townsend’s ability to maintain or grow its client base of leading institutional investors, both domestically and globally; whether we and Townsend will be able to partner with each other to create value for our shareholders and Townsend clients, or at all; our ability to achieve strategic benefits from the Townsend transaction; the size and timing of offerings or capital raises by NorthStar Realty and NRE; the stability of our base management fees and the impact of the timing of any liquidity events for our retail companies; our ability to source investment opportunities on behalf of our managed companies, both in the United States and internationally; our ability to realize the benefits of our long-term partnership with James F. Flaherty III, including the ability to source investment opportunities through the venture; our ability to realize the anticipated benefits of our investments in AHI, Island and Townsend; our ability to realize any upside in NorthStar Realty’s partnerships with RXR Realty and Aerium; the monetization and other strategic initiatives undertaken by NorthStar Realty and the impact to its investment platform and our business; the diversification of NorthStar Realty’s and NRE’s respective portfolios; our ability to expand or sustain the growth of our business, including expansion internationally; our ability to complete any potential acquisitions; our ability to create substantial shareholder value; our liquidity and financial flexibility; our dividend yield; whether we repurchase any shares of our common stock and the terms of those repurchases, if any, including our ability to execute any repurchases through other alternatives and whether we will realize any benefits of such alternatives; our ability to realize the projections related to cash available for distribution and underlying assumptions; our effective tax rate; regulatory requirements with respect to our business and the related cost of compliance; the impact of any conflicts in advising our managed companies; competition for investment opportunities; the effectiveness of our portfolio management techniques and strategies; changes in domestic or international laws or regulations governing various aspects of our business, including our broker dealer and our managed companies, including the potential impact of rules recently proposed by the U.S. Department of Labor regarding fiduciary standards for brokers who are providing investment advice with respect to retirement plan assets and implementation of FINRA Rule 15-02 related to broker account statements; our board composition; competition for qualified personnel and our ability to retain key personnel; and failure to maintain effective internal controls; and the factors described in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, under the heading “Risk Factors.”

The foregoing list of factors is not exhaustive. All forward looking statements included in this press release are based upon information available to us on the date hereof and we are under no duty to update any of the forward looking statements after the date of this report to conform these statements to actual results.

Factors that could have a material adverse effect on our operations and future prospects are set forth in “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The factors set forth in the Risk Factors section and otherwise described in our filings with United States Securities and Exchange Commission could cause our actual results to differ significantly from those contained in any forward looking statement contained in this press release.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772